UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 28, 2011

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On April 28, 2011, First Security Group, Inc. (“First Security”) engaged Triumph Investment Managers, LLC (“Triumph”) to assist the management and board of directors of First Security with its strategic alternatives.  First Security and Triumph have partnered together to improve First Security’s current business strategies and fundamental banking processes with an intent to transform  First Security into a profitable, diversified, and core-funded regional bank franchise.  Triumph and First Security contemplate the development of a business plan that may realign First Security’s organizational structure and operational strategies to foster greater accountability and the development of a relationship-based banking philosophy.

The terms of the arrangement are set forth in an Engagement Agreement by and between First Security Group, Inc., FSGBank N.A. and Triumph Investment Managers, LLC, dated April 28, 2011 (the “Agreement”).  The following summary of the Agreement is qualified in its entirety by reference to the complete copy of the form of Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, Triumph will provide a number of strategic services to First Security, including, but not limited to assistance in: the identification and retention of an outside loan review, the development of a comprehensive strategic plan, potential senior management candidates to enhance current management, regulatory relations and compliance, and evaluation of First Security’s organizational chart.

In accordance with the terms of the Agreement, First Security has invited Triumph’s Managing Directors, Robert P. Keller and John J. Clarke, Jr. to serve on First Security’s board of directors, subject to regulatory non-objection.  Mr. Keller brings over thirty years of experience as a banker, including prior service as the President and CEO of three separate financial institutions since 1991, each of which was acquired by a larger regional banking company.  Mr. Clarke is the co-founder of The Baldwin & Clarke Companies, a diversified financial services organizations with over 36 years of experience advising regional financial institutions.

In consideration of the services provided by Triumph, First Security will pay Triumph $20,000 monthly.  Following the completion of the preparation of First Security’s strategic plan and FSGBank obtaining compliance with the capital requirements set forth in its Order, First Security will pay triumph an additional success payment.  The success payment will consist of a cash fee of $500,000 and warrants to purchase 3.5% of the aggregate number of fully diluted shares of First Security common stock with an exercise price based on the then current trading price of First Security’s common stock.

On May 4, 2011, the Company issued a press release announcing the signing of the Agreement, which is attached as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description
10.1	Engagement Agreement with First Security Group, Inc., FSGBank, N.A. and Triumph Investment Management, LLC, dated April 28, 2011.

99.1	Press Release, dated May 4, 2011. 1

____________________________
1 The information provided in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: May 4, 2011
By: /s/ JohnR. Haddock
Name: John R. Haddock
Title: Chief Financial Officer